Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-278973) and Form S-8 (Nos. 333-291234, 333-273547, 333-258391, 333-233035, 333-218747, and 333-197952) of LendingTree, Inc. of our report dated March 9, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 9, 2026